EXHIBIT 11


                       MEDIQ INCORPORATED AND SUBSIDIARIES
                       Computation of Net Income Per Share
                    (in thousands, except per share amounts)
                                   (Unaudited)


                                                                           Three Months Ended                  Six Months Ended
                                                                                March 31,                           March 31,
                                                                        -----------------------               -------------------
                                                                          1997            1996                1997          1996
                                                                          ----            ----                ----          ----
Computation of Primary Earnings Per Share:
------------------------------------------
Net Income                                                              $  5,829        $  2,815           $ 29,115       $ 2,448
                                                                        ========        ========           ========       =======
Weighted average of primary shares:
     Common stock                                                         18,742          18,275             18,621        18,064
     Preferred stock                                                       6,300           6,351              6,301         6,362
     Assumed conversion of options                                           697             219                579           287
                                                                           -----        --------           --------       -------
     Total                                                                25,739          24,845             25,501        24,713
                                                                        ========        ========           ========       =======

Primary Earnings Per Share                                              $    .23        $    .11           $   1.14       $   .10
                                                                        ========        ========           ========       =======

Computation of Fully Diluted Earnings Per Share (1)

Net Income                                                              $  5,829        $  2,815           $ 29,115       $ 2,448
Interest and amortization of deferred costs on
    debentures - net of tax                                                   --             456                 --           911
                                                                        --------        --------           --------       -------

Total                                                                   $  5,829        $  3,271           $ 29,115       $ 3,359
                                                                        ========        ========           ========       =======

Weighted average of fully diluted shares:

    Common stock                                                          18,742          18,275             18,621        18,064
    Preferred stock                                                        6,300           6,351              6,301         6,363
    Assumed conversion of options                                            765             351                648           353
    Assumed conversion of convertible                                         --           5,397                 --         5,397
    debentures
                                                                        --------        --------           --------       -------
    Total                                                                 25,807          30,374             25,570        30,177
                                                                        ========        ========           ========       =======


Fully Diluted Earnings Per Share                                        $    .23        $    .11           $   1.14       $   .11
                                                                        ========        ========           ========       =======



(1) This calculation is provided in accordance with Regulation S-K, Item 601(b)(II) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15, because it is anti-dilutive on results in dilution of less than 3%.